Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(33,105,505)
Unrealized Gain (Loss) on Market Value of Futures	50,959,955
Dividend Income	24,746
Interest Income	469,310
ETF Transaction Fees	14,000
Total Income (Loss)	$18,362,506

Expenses
General Partner Management Fees	$151,167
Professional Fees	54,315
Brokerage Commissions	103,999
Non-interested Directors' Fees and Expenses	3,953
Prepaid Insurance Expense	2,607
NYMEX License Fee	3,779
SEC & FINRA Registration Expense	23,250
Total Expenses	$343,070
Net Income (Loss)	$18,019,436

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/19	$256,831,710
Additions (5,200,000 Shares)	100,432,791
Withdrawals (3,600,000 Shares)	(74,143,231)
Net Income (Loss)	18,019,436

Net Asset Value End of Month	$301,140,706
Net Asset Value Per Share (14,484,588 Shares)	$20.79

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596